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                                                                    EXHIBIT 23.5



                     CONSENT OF THE CARSON MEDLIN COMPANY


We hereby consent to the use of this Registration Statement on Form S-4 of our letter to the board of directors of Peoples State Bank of Groveland included as Appendix D to the proxy statement--prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such proxy statement--prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 The Carson Medlin Company


                                                 By: /s/ Steven W. Carson
                                                     ------------------------
                                                     Steven W. Carson
                                                     President

Dated: December 7, 2000